UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 10, 2024, Coherus BioSciences, Inc. (the “Company”) announced that it had delivered a notice of termination of the TIGIT Program (as defined in the Collaboration Agreement) to Shanghai Junshi Biosciences, Co., Ltd (“Junshi Biosciences”) pursuant to the Exclusive License and Commercialization Agreement (the “Collaboration Agreement”) dated February 1, 2021, between the Company and Junshi Biosciences. The Company had previously notified Junshi Biosciences on January 9, 2022 of its election to exercise the license option for the TIGIT program CHS-006 described in the Collaboration Agreement (the “TIGIT Program”).

After its acquisition of Surface Oncology, Inc. in September 2023, the Company disclosed that it would conduct a portfolio prioritization process to allocate resources towards the most promising and/or competitively positioned product candidates in its pipeline. The Company believes it is in its best interests to terminate future work with Junshi Biosciences on the TIGIT Program. The Company plans to wind down work with Junshi Biosciences on the TIGIT Program over the coming months pursuant to the termination. Despite the termination of the work with Junshi BioSciences on the TIGIT Program, the Company will continue to support patients in its current studies involving CHS-006 (clinicaltrials.gov identifier# NCT05061628 and clinicaltrials.gov identifier# NCT05757492).

The Collaboration Agreement remains effective and active for all other purposes as the Company continues to work together with Junshi Biosciences on the development of LOQTORZI™ (toripalimab-tpzi).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2024	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	President and Chief Executive Officer